Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070603691-94
Filing Date and Time 08/31/2007 4:20 PM
Entity Number E0616822007-2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	Universal Holdings, Inc.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada	89706
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 100,000,000 Common 10,000,000 Preferred	Par value Per share: $.0001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Lanny M. Roof
Name
	P.O. Box 8851	Rocky Mount	NC	27804
	Street Address	City	State	Zip Code

2. Judith B. Lee
	P.O. Box 8851	Rocky Mount	NC	27804
	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

4. Purpose: (optional –see Instructions	The purpose of this corporation shall be:

5. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator	Corporation Service Company	Corporation Service Company
	Name	X By: /s/ Elizabeth R. Konieczny, Asst. Sec.
Signature: Elizabeth R. Konieczny
Title: Assistant Secretary

	830 Baer Tavern Road, Suite 305	West Trenton	NJ	08628
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/ Elizabeth R. Konieczny, Asst. Sec.			8/31/07
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.